UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2016

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Corporation was held on May 24, 2016. Total shares eligible to vote amounted to 2,547,837. A total of 2,132,280 shares (83.69%) were represented by shareholders in attendance or by proxy.

Proposal 1: Election of Directors

The following nine directors were elected to serve on the Board of Directors for one year until the next annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes

Cecil H. Barber	1,391,335	11,946	728,999
John J. Cole, Jr.	1,401,470	1,811	728,999
DeWitt Drew	1,400,201	3,080	728,999
Michael J. McLean	1,394,485	8,796	728,999
Richard L. Moss	1,360,864	42,417	728,999
Roy H. Reeves	1,367,899	35,382	728,999
Johnny R. Slocumb	1,401,470	1,811	728,999
M. Lane Wear	1,394,435	8,846	728,999
Marcus R. Wells	1,364,999	38,282	728,999

Proposal 2: Amendment to the Directors and Executive Officers Stock Purchase Plan

The amendment to the Directors and Executive Officers Stock Purchase Plan was approved.

For	Against	Abstained	Broker Non-Votes
1,288,017	105,499	9,765	728,999

Proposal 3: “Say on Pay” Resolution

The advisory “say on pay” resolution supporting the compensation plan for the executive officers was approved.

For	Against	Abstained	Broker Non-Votes
1,376,688	16,629	9,964	728,999

Proposal 4: Appointment of Independent Auditors

TJS Deemer Dana, LLP, was appointed as our independent auditors for the fiscal year 2016.

For	Against	Abstained	Broker Non-Votes
2,124,865	75	7,340	0

ITEM 8.01 OTHER EVENTS

On May 26, 2016, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting yesterday declared a quarterly cash dividend of $0.10 per common share. The dividend is payable June 16, 2016, to shareholders of record on June 6, 2016. The Corporation paid a quarterly cash dividend of $0.10 per common share in March 2016. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 88 consecutive years.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
OFFICER, AND TREASURER

Date: May 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 26, 2016